CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Registration Statement on Form S-8 of our report on the financial statements of the M.S. Carriers, Inc. Retirement Savings Plan included in the Annual Report on Form 10-K of M.S. Carriers, Inc. for the year ended December 31, 1994.

The Thompson Group


Memphis, Tennessee
June 29, 1995